Exhibit 21.1
Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; EIN: 16-1387862)
Subsidiaries, Joint Ventures and Affiliates

Company	Registered Alternate name

100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics International Holdings Limited (UK)
100% Quest Diagnostics Holdings Ltd. (UK)
100% ExamOne Canada, Inc. (New Brunswick, Canada)
99.9% Quest Diagnostics HTAS India Private Limited (India) (0.1% Quest Diagnostics International Holdings Limited (UK))
100% Quest Diagnostics of Puerto Rico, Inc. (Puerto Rico)
100% Quest Diagnostics Ireland Limited (Ireland)
100% Quest Diagnostics (Shanghai) Co., Ltd. (China)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Quest Diagnostics
100% Quest Consumer Inc. (DE)
100% Quest Procurement LLC (DE)
100% LabOne, LLC (MO)	Quest Diagnostics LabOne, LLC of Kansas
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
100% DGXWMT JV, LLC (DE)
100% PACK Health, LLC (AL)
100% Quest HealthConnect, LLC (CA)
100% Quest Diagnostics Health & Wellness, LLC (DE)
100% LabOne of Ohio, Inc. (DE)	Quest Diagnostics
51% Diagnostic Laboratory of Oklahoma LLC (OK)
49% Sonora Quest Laboratories LLC (AZ)

100% Quest Diagnostics do Brasil Ltda. (Brazil)

100% Quest Diagnostics Incorporated (MD)

100% Quest Diagnostics India Private Limited (India)

100% Quest Diagnostics International LLC (DE)

100% Quest Diagnostics Investments LLC (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC
47.19% Diagnostic Lab of Michigan, LLC (DE) (Quest Diagnostics Clinical Laboratories, Inc. (DE) (3.67%); and AmeriPath Indianapolis, P.C. (IN) (0.14%))

100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC Quest Diagnostics of Connecticut LLC
81.1% Quest Diagnostics Massachusetts LLC (MA)

100% Quest Diagnostics LLC (CT)

99.9% Quest Diagnostics Mexico, S de RL de CV (Mexico) (0.1% Quest Diagnostics Holdings Incorporated (DE))

100% Quest Diagnostics Nichols Institute (CA)	Quest Diagnostics Nichols Institute (CA) Inc. Quest Diagnostics Nichols Institute Inc.

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics TB, LLC (DE)

100% CML Healthcare Inc. (Ontario, Canada)	M-Health Solutions
100% LifeLabs GP ULC (Ontario, Canada)
99.995% LifeLabs BC LP (Ontario, Canada) (0.005% LifeLabs GP ULC (Ontario, Canada))	BC Biomedical Laboratories
99.995% LifeLabs LP (Ontario, Canada) (0.005% LifeLabs GP ULC (Ontario, Canada))	CML Bioanalytics Excelleris Technologies LifeLabs Lifelabs Bioanalytical Laboratory Services LifeLabs Genetics LifeLabs Medical Laboratory Services Rocky Mountain Analytical

100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Quest Diagnostics Quest Diagnostics Nichols Institute, Institute, Inc. of Virginia
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada Quest Diagnostics

100% Blueprint Genetics Inc. (DE)	Athena Diagnostics

100% Blueprint Genetics Oy (Finland)
100% Blueprint Genetics FZ-LLC (UAE)

100% Cleveland HeartLab, Inc. (DE)	Cleveland Heartlab Services, Inc.

100% Haystack Oncology, Inc. (DE)
100% Haystactack Oncology GmbH (Germany)

100% Isabella Street Urban Renewal, LLC (NJ)

100% Med Fusion, LLC (TX)

100% Reprosource Fertility Diagnostics, Inc. (MA)

100% Unilab Corporation (DE)	Quest Diagnostics

100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Dermpath Diagnostics Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida
AmeriPath South Florida
Bay Area Dermatopathology
Dermpath Diagnostics
Dermpath Diagnostics Bay Area Dermpath Diagnostics
   South Florida
Institute for Immunofluorescence
Institute for Podiatric Pathology

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Kentucky, Inc. (KY)
100% AmeriPath Lubbock 5.01(A) Corporation (TX)	Arlington Pathology Associates Dermpath Diagnostics Texas North Arlington Pathology Associates Pathology Associates of Texas
100% AmeriPath New York, LLC (DE)	AmeriPath East AmeriPath Gastrointestinal Diagnostics AmeriPath Northeast Dermpath Diagnostics Ackerman Academy of Dermatopathology Dermpath Diagnostics New York
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)	AmeriPath Arizona Dermpath Diagnostics
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas
100% Diagnostic Pathology Services, Inc. (OK)	AmeriPath Oklahoma
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Nuclear Medicine and Pathology Associates (GA)

100% Institute for Dermatopathology, Inc. (PA)	AmeriPath Mid Atlantic Dermpath Diagnostics The Dermatopathology Laboratory
100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics
100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
Additional Entities Consolidated for Accounting Purposes
AmeriPath Indianapolis, PC (IN)	AmeriPath Indianapolis, PSC AmeriPath Indianapolis Medical Pathology Dermpath Diagnostics
Colorado Pathology Consultants, P.C. (CO)	AmeriPath Colorado Dermpath Diagnostics
Dermatopathology of Wisconsin, S.C. (WI)	AmeriPath Great Lakes Dermpath Diagnostics
Hoffman, M.D., Associated Pathologists, Chartered (NV)	Associated Pathologists, Chartered APC at Liberation Drive
Kilpatrick Pathology, P.A. (NC)
PhenoPath Laboratories, PLLC (WA)	PhenoPath Laboratories, LLC

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